EXHIBIT 10.11

                                  FINDWHAT.COM

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYEE EMPLOYMENT AGREEMENT is made this 1st day of March 2002, (the "Agreement") between FindWhat.com ("FindWhat.com" or the "Company"), a Nevada corporation, and Brenda Agius (the "Employee").

                                    RECITALS

         The Company desires to retain the services of Employee pursuant to the terms of this Agreement.

                             STATEMENT OF AGREEMENT

         In consideration of the foregoing, and of Employee's employment hereunder, the parties agree as follows:

         1. Employment. The Company hereby employs Employee and Employee accepts such employment upon the terms and conditions hereinafter set forth to become effective on April 1, 2002 (the "Effective Time"). Notwithstanding the foregoing, the Effective Time shall be defined as Employee's first full-time day of work for the Company.

         2. Duties.

                  (a) Employee shall be employed: (i) to serve as the Vice President - Finance of FindWhat.com, subject to the authority and direction of the Board of Directors of FindWhat.com; and (ii) to perform such other or additional duties and responsibilities as the Board of Directors of FindWhat.com may, from time to time, prescribe. Within nine (9) months of the Effective Time, the Company's Board of Directors shall review Employee's performance and evaluate Employee's promotion to Chief Financial Officer. There is no assurance that the Company will promote Employee to Chief Financial Officer.

                  (b) So long as employed under this Agreement, Employee agrees to devote full time and efforts exclusively on behalf of the Company and to competently, diligently and effectively discharge all duties of Employee hereunder. Employee agrees not to participate in any other business activities, including consulting activities, or serve as a director or officer of other business enterprises, without the prior written consent of the Company. Employee shall not be prohibited from engaging in such personal, charitable, or other nonemployment activities as do not interfere with full time employment hereunder and which do not violate the other provisions of this Agreement. Employee further agrees to comply fully with all reasonable policies of the Company as are from time to time in effect.



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         3. Compensation. As full compensation for all services rendered to the
Company pursuant to this Agreement, in whatever capacity rendered, the Company shall pay to Employee during the term hereof a minimum base salary at the rate of $125,000 per year (the "Basic Salary"), payable in accordance with normal payroll policies as determined by the Company. The Basic Salary thereafter may be reviewed from time to time by the Board of Directors in connection with annual reviews or other events. Employee will be entitled to receive incentive compensation pursuant to the terms of plans adopted by the Board of Directors from time to time, including, but not limited to eligibility for a pro-rated bonus consistent with the plan for the fist six months of 2002 for other officers. At the Effective Time, Employee will be granted a stock option to purchase 40,000 shares of common stock of the Company, with an exercise price equal to the last closing price of the Company's stock as reported by NASDAQ prior to the Effective Time, and vesting at the rate of 25% per year from the Effective Time, but only if the Employee has remained in the continuous employ of the Company from the Effective Time to the date of vesting, on the terms and conditions set forth in a Stock Option Agreement. The Board of Directors or the Compensation Committee, as applicable, shall review Employee's performance on an annual basis. In connection with such annual review, the Employee shall be eligible to receive additional stock option grants. Such options will be granted, if at all, in the sole discretion of the Board of Directors or the Compensation Committee on terms and conditions they determine. In connection with any annual review, she shall have the right to meet with the Board of Directors or Compensation Committee, as applicable, to review and discuss Employee's overall compensation package.

         4. Business Expenses. The Company shall promptly pay directly, or reimburse Employee for, all business expenses to the extent such expenses are paid or incurred by Employee during the term of employment in accordance with Company policy in effect from time to time and to the extent such expenses are reasonable and necessary to the conduct by Employee of the Company's business and properly substantiated.

         5. Benefits. During the term of this Agreement and Employee's employment hereunder, the Company shall provide to Employee such insurance, vacation, sick leave and other like benefits as are provided to other Employee officers of the Company from time to time.

         6. Term and Termination.

                  (a) Employee is employed by the Company "at will." Employee's employment may be terminated at any time as provided in this Section 6. For purposes of this Section 6, "Termination Date" shall mean the date on which any notice period required under this Section 6 expires or, if no notice period is specified in this Section 6, the effective date of the termination referenced in the notice.

                  (b) The Company may terminate Employee's employment without cause upon giving 30 days' advance written notice to Employee. If Employee's employment is terminated without cause under this Section 6(b), the Company will pay Employee the earned but unpaid portion of Employee's Basic Salary and pro rata portion of Employee's bonus, if any, through the Termination Date.


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                  (c) The Company may terminate Employee's employment upon a determination by the Company that "Good Cause" exists for Employee's termination and the Company serves written notice of such termination upon Employee. As used in this Agreement, the term Good Cause shall refer only to any one or more of the following grounds:

                           (i)  commission of an act of dishonesty, including,
but not limited to, misappropriation of funds or any property of the Company;

                          (ii)  engagement in activities or conduct injurious to
the best interests or reputation of the Company;

                         (iii)  refusal to perform her assigned duties and
responsibilities;

                          (iv)  gross insubordination by the Employee;

                           (v)  the clear violation of any of the material terms
and conditions of this Agreement or any written agreement or agreements the Employee may from time to time have with the Company (following 30-days' written notice from the Company specifying the violation and Employee's failure to cure such violation within such 30-day period);

                          (vi)  the Employee's substantial dependence, as
determined by the Board of Directors of the Company, on alcohol, or any narcotic drug or other controlled or illegal substance; or

                         (vii)  commission of a crime which is a felony, a
misdemeanor involving an act of moral turpitude, or a misdemeanor committed in connection with her employment by the Company which causes the Company a substantial detriment.

In the event of a termination under this Section 6(c), the Company will pay Employee the earned but unpaid portion of Employee's Basic Salary through the Termination Date. If any determination of substantial dependence under Section 6(c)(vi) is disputed by the Employee, the parties hereto agree to abide by the decision of a panel of three physicians appointed in the manner as specified in
Section 6(d) of this Agreement.

                  (d) Employee's employment shall terminate upon the death or permanent disability of Employee. For purposes hereof, "permanent disability," shall mean the inability of the Employee, as determined by the Board of Directors of FindWhat.com, by reason of physical or mental illness to perform the duties required of her under this Agreement for more than 180 days in any one year period. Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than 180 days from the ending of the previous period of disability. Upon a determination by the Board of Directors of FindWhat.com that Employee's employment shall be terminated under this Section 6(d), the Board of Directors shall give Employee 30 days' prior written notice of the termination. If a determination of the Board of Directors under this Section 6(d) is disputed by Employee, the parties agree to abide by the decision of a panel of three physicians. FindWhat.com will select a physician, Employee will

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select a physician and the physicians selected by FindWhat.com and Employee will select a third physician. Employee agrees to make herself available for and submit to examinations by such physicians as may be directed by the Company. Failure to submit to any examination shall constitute a breach of a material part of this Agreement.

                  (e) The Employee may terminate her employment for any reason upon giving 30 days' advance written notice to the Company. If Employee's employment is so terminated under this Section 6(e), the Company will pay Employee the earned but unpaid portion of Employee's Basic Salary through the Termination Date and any incentive compensation under and consistent with plans adopted by the Company prior to the Termination Date.

                  (f) The Employee may terminate her employment if, within 180 days of a Change of Control of the Company (as defined below), without Employee's written consent, there is a change in status, position or responsibilities which, in the Employee's reasonable judgment, does not represent a promotion from existing status, position or responsibilities; the assignment of any duties or responsibilities which, in the Employee's reasonable judgment, are inconsistent with such status, position or responsibilities as of the Effective Date (a "CIC Termination"). If Employee's employment is terminated by a CIC Termination, the Company will pay Employee the earned but unpaid portion of Employee's Basic Salary and incentive compensation, if any, through the Termination Date, and will continue to pay Employee her Basic Salary and any incentive compensation under and consistent with plans adopted by the Company prior to the Termination Date until the six-month anniversary of the Termination Date (the "Severance Period"). For purposes of this Agreement, a "Change in Control" shall be deemed to occur (i) when any "person" as defined in Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Employee, the Company or any subsidiary or any affiliate of the Company or any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or (ii) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary or an affiliated company of the Company through purchase of assets, or by merger, or otherwise.

         7. Indemnity.

                  (a) Subject only to the exclusions set forth in Section 7(b) hereof, the Company hereby agrees to hold harmless and indemnify Employee against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Employee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (excluding an action by or in the right of the Company) to which Employee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Employee is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at

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any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                  (b) No indemnity pursuant to Section 7(a) hereof shall be paid by the Company:

                           (i) except to the extent the aggregate losses to be indemnified hereunder exceed the amount of such losses for which Employee is indemnified pursuant to any directors and officers liability insurance purchased and maintained by the Company;

                           (ii) in respect to remuneration paid to Employee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

                           (iii) on account of any suit in which judgment is rendered against Employee for an accounting of profits made from the purchase or sale by Employee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

                           (iv) on account of Employee's breach of any provision of this Agreement;

                           (v) on account of Employee's act or omission being finally adjudged to involve intentional misconduct, a knowing violation of law, or grossly negligent conduct; or

                           (vi) if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful.

                  (c) All agreements and obligations of the Company contained herein shall continue during the period Employee is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Employee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Employee was an officer or director of the Company or serving in any other capacity referred to herein.

                  (d) Promptly after receipt by Employee of notice of the commencement of any action, suit or proceeding, Employee will, if a claim in respect thereof is to be made against the Company under this Section 7, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Employee otherwise than under this Section 7. With respect to any such action, suit or proceeding as to which Employee notifies the Company under this Section 7(d):

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                           (i) The Company will be entitled to participate
         therein at its own expense.

                          (ii) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel selected by the Company. After notice from the Company to Employee of its election so to assume the defense thereof, the Company will not be liable to Employee under this Section 7 for any legal or other expenses subsequently incurred by Employee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Employee shall have the right to employ her counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Employee, unless (A) the employment of counsel by Employee has been authorized by the Company, or (B) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company.

                         (iii) The Company shall not be liable to indemnify Employee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle in any manner which would impose any penalty or limitation on Employee without Employee's written consent. Neither the Company nor Employee will unreasonably withhold their consent to any proposed settlement.

                  (e) Employee agrees that Employee will reimburse the Company for all customary and reasonable expenses paid by the Company in defending any civil or criminal action, suit or proceeding against Employee in the event and only to the extent that it shall be ultimately determined that Employee is not entitled to be indemnified by the Company for such expenses under the provisions of Nevada law, federal securities laws, the Company's By-laws or this Agreement.

         8. Assignment. This Agreement is personal to Employee and Employee may not assign or delegate any of her rights or obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, executors, administrators, successors and assigns.

         9. Waiver. The waiver by either party hereto of any breach or violation of any provision of this Agreement by the other party shall not operate as or be construed to be a waiver of any subsequent breach by such waiving party.


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         10. Notices. Any and all notices required or permitted to be given under this Agreement will be sufficient and deemed effective three (3) days following deposit in the United States mail if furnished in writing and sent by certified mail to Employee at:

                  Brenda Agius
                  14490 Olde Hickory Blvd.
                  Ft. Myers, Florida 33912

and to the Company at:

                  FindWhat.com
                  121 West 27th Street
                  New York, NY 10001

                  Attention: Chief Employee Officer

with a copy to:

                  John B. Pisaris
                  Porter, Wright, Morris & Arthur LLP
                  41 S. High St.
                  Columbus, OH 43215

         11. Governing Law. This Agreement shall be interpreted, construed and governed according to the laws of the State of Florida.

         12. Amendment. This Agreement may be amended in any and every respect only by agreement in writing executed by both parties hereto.

         13. Section Headings. Section headings contained in this Agreement are for convenience only and shall not be considered in construing any provision hereof.

         14. Entire Agreement. With the exception of the Confidentiality, Assignment and Noncompetition Agreement of even date herewith, and the Employee's stock option agreements with the Company, this Agreement terminates, cancels and supersedes all previous employment or other agreements relating to the employment of Employee with the Company or any predecessor, written or oral, and this Agreement contains the entire understanding of the parties with respect to the subject matter of this Agreement. This Agreement was fully reviewed and negotiated on behalf of each party and shall not be construed against the interest of either party as the drafter of this Agreement. EMPLOYEE ACKNOWLEDGES THAT, BEFORE SIGNING THIS AGREEMENT, SHE HAS READ THE ENTIRE AGREEMENT AND HAS THIS DAY RECEIVED A COPY HEREOF.

         15. Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement or parts thereof.


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         16. Survival.  Sections 6 and 7 of this Agreement and this Section 16 shall survive any termination or expiration of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     EMPLOYEE:


                                     /s/ Brenda Agius
                                     ----------------
                                     Brenda Agius

                                     FINDWHAT.COM

                                     By:  /s/ Phillip Thune
                                        -------------------

                                     Its: CFO & COO
                                         -----------

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